UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): August 31, 2006 (August 29, 2006)

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, St. Louis, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 29, 2006, Edward D. Jones & Co., L.P. (“EDJ”), a subsidiary of The Jones Financial Companies, L.L.L.P. (“Jones Financial”), entered into a preliminary settlement agreement (the “Settlement Agreement”) related to several class action suits filed against EDJ pending in the United States District Court for the Eastern District of Missouri and the United States District Court for the Central District of California. In general, each of these cases alleged that EDJ designated and recommended to its customers “Preferred Family” mutual funds in consideration for the receipt of sales and asset based revenue sharing payments, the nature and extent of which was not adequately disclosed to its customers. The Settlement Agreement with the plaintiffs and putative classes in the class actions (the “Settlement Class”) provides for the release of all claims, debts and causes of action related to certain revenue sharing payments received by EDJ, fees and commissions received by EDJ for mutual fund trades, shelf-space arrangements, directed brokerage transactions, shareholder accounting fees and mutual fund trades generally.

Pursuant to the Settlement Agreement, the Settlement Class includes all persons who purchased and/or held any Preferred Family mutual funds from January 1, 1999 through December 31, 2004. EDJ agreed to pay $55 million to compensate former customers of EDJ and pay attorney fees and costs. Additionally, EDJ will issue $72.5 million of voucher credits to current customers that may be applied to certain future trades and account fees. The $72.5 million in voucher credits will be allocated to current customers of EDJ and may be redeemed by customers ratably over three years. If not redeemed by customers, one-third of the voucher credits expire each year.

The $55 million cash component of the settlement and related administrative costs will be charged against previously established legal expense accruals. The $72.5 million non-cash credit voucher component will be recognized as an expense in the periods in which they are redeemed by customers. EDJ agreed to assume the cost of notice and administration of the settlement.

The parties have agreed to finalize and execute a formal stipulation by September 12, 2006 and to file such stipulation with the United States District Court for the Eastern District of Missouri on or before September 25, 2006. The Settlement Agreement will be presented to the United States District Court for the Eastern District of Missouri for settlement approval in September, 2006.

Item 7.01.	Regulation FD Disclosure.

On August 31, 2006, EDJ issued a press release announcing the Settlement Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements in this Form 8-K, including Exhibit 99.1 hereto, are “forward-looking statements” within the meaning of U.S. federal securities laws. EDJ intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements include, but are not limited to, statements about EDJ’s expectation of the timing of the remaining court filings and the ultimate approval of the settlement. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors and events are beyond EDJ’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. EDJ does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P. (Registrant)

Date: August 31, 2006	By:	/s/ Steven Novik
Steven Novik
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 31, 2006